Exhibit 10.10

CONFIDENTIAL

Confidential portions of this document have been omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment requested under Rule 406 of the Securities Act of 1933, as amended. [**] indicates omitted material that is the subject of the confidential treatment request filed separately with the Commission.

RESEARCH COLLABORATION AGREEMENT

This Research Collaboration Agreement (“Agreement”) is made effective this 15th day of December, 2014 (“Effective Date”), by and between XBiotech USA, Inc. (“XBiotech”), a Delaware corporation whose principal place of business is located at 8201 East Riverside Drive, Building 4, Suite 100, Austin, TX 78744, and South Texas Blood & Tissue Center, a Texas 501(c)(3) non-profit corporation (“STBTC”), whose principal place of business is located at 6211 IH 10 West, San Antonio, Texas 78201. Individually each may also be referred to herein as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, XBiotech has developed certain proprietary technology and know-how for blood sample screening, identification of naturally occurring antibodies in human blood, B-cell and RNA isolation, mammalian cell transfection and overall development of True Human™ therapeutic monoclonal antibodies, (collectively, the “XBiotech Technology”).

WHEREAS, STBTC is engaged in collecting human blood from adult donors, processing and separation of collected blood into components, and providing human blood, plasma, platelets and other blood components to hospitals and medical facilities.

WHEREAS, XBiotech must have access to both standard blood donor samples (for screening) and fresh, live cells from select donors for isolation of genetic information to produce therapeutic antibodies.

WHEREAS, STBTC has determined providing such access to XBiotech is consistent with the mission of STBTC.

WHEREAS, the parties acknowledge the Mutual Non-Disclosure Agreement executed by and between the Parties dated effective October 30, 2014.

WHEREAS, XBiotech and STBTC would like to collaborate on the terms and conditions set forth herein in the research project described more fully in Exhibit A to identify and develop therapeutic monoclonal antibodies (the “Project”).

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WHEREAS, all entities controlled by or under common control with a Party shall be defined as that Party’s “Affiliates”.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties agree as follows:

I. Research Project Description. The Parties will cooperate in accordance with the terms and conditions of this Agreement to achieve the goals of the Project.

II. Obligations To Be Undertaken by the Parties.

A. STBTC will use commercially reasonable best efforts to perform the following activities:

1. Review the protocols proposed by XBiotech for purposes of completing the Project and recommend modifications as appropriate.

2. Provide XBiotech blood samples from at least one recent survivor of an Ebola infection with high likelihood of having high levels of active anti-ebolavirus antibodies and B-Cells with RNA coding for same.

3. Obtain appropriate and sufficient patient informed consent from blood donors who donate blood for the Project.

4. Provide to XBiotech patient blood samples for XBiotech testing, B-Cell and RNA isolation per protocol.

5. Provide assay services per Institutional Review Board-approved protocol for the Project that are within the scope of STBTC’s current in-house testing capabilities. If additional assay or other sample testing services are requested by XBiotech, STBTC will facilitate identification of third-party or affiliate capabilities and transfer of sample(s) to the appropriate service provider for testing at XBiotech’s cost, with prior written approval by XBiotech.

6. Report the results of all such tests solely to XBiotech and provide such written documentation of the results as shall be reasonably requested.

7. Maintain all records required for business and regulatory purposes, e.g., design control files, and provide XBiotech with reasonable access to such files for compliance with law.

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B. XBiotech will use commercially reasonable best efforts to perform the following activities:

1. Provide financial compensation to STBTC for plasma samples ($10 per sample) and units of whole blood ($375 per unit) collected at STBTC facilities or with use of STBTC equipment. XBiotech will also reimburse reasonable costs for a donor’s time and travel if applicable.

2. Provide STBTC scientific protocols for conducting STBTC’s blood collection and analysis efforts in the Project.

3. Participate in the review and discussion of the results and findings of STBTC’s testing.

4. Prepare the combination informed consent document and written authorization to comply with applicable law to authorize obtaining, sharing and using information from study participants, and submit the same to an a suitable Institutional Review Board after receiving and addressing any questions or comments from STBTC.

5. Prepare and finalize the blood collection protocols and submit to a suitable Institutional Review Board after receiving and addressing any questions or comments from STBTC.

6. Be solely responsible for any product, plasma, blood or cell sample provided by STBTC to XBiotech, including responsibility for the shipping, storage, distribution and use of any product, plasma, blood or cell sample.

III. Intellectual Property.

A. “Intellectual Property” means inventions, discoveries, tangible rights in biological materials, patents and patent applications, trade secrets, copyrights, trademarks, and proprietary know-how.

B. “Existing Technology” means all inventions, know-how, technologies, and techniques, including any Intellectual Property therein, owned or controlled by XBiotech or STBTC respectively, prior to the Effective Date. Existing Technology of a Party shall be and remain the sole property of such Party. Subject to the termination provisions of Section VIII, STBTC shall have the right to use XBiotech’s Existing Technology solely for accomplishing its

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obligations in the Project, and XBiotech hereby grants to STBTC a limited, revocable, non-transferable, non-exclusive, non-sublicenseable, royalty-free license under XBiotech’s Existing Technology, to perform its obligations under this Agreement in the United States, solely for the Term hereof. Notwithstanding anything herein to the contrary, XBiotech shall have the right to use any of STBTC’s rights in tangible biological materials for the purpose of commercially developing any Jointly Developed Technology in accordance with Section III.D of this Agreement.

C. “Jointly Developed Technology” means antibodies and antibody-encoding nucleic acids derived from blood or cell samples isolated from one or more blood samples which STBTC makes available to XBiotech under this Agreement, and after the Effective Date. XBiotech hereby is, and shall be, vested with the sole right and authority to register, file and prosecute patent applications (including the right to withdraw, limit or abandon any claim at any time) and/or take any other steps necessary to protect any Jointly Developed Technology as XBiotech shall see fit in its sole discretion and at its sole expense.

D. All Jointly Developed Technology shall:

1.	be owned solely by XBiotech, and STBTC assigns to XBiotech all title and interest in any and all Jointly Developed Technology including any intellectual property rights therein. In consideration of this assignment, XBiotech shall to pay STBTC a royalty of:

•	[**]% on the Global Net Sales of an Ebola Virus Therapeutic Antibody if such antibody was derived from blood or cell samples provided by STBTC;

•	[**]% on the Global Net Sales for each therapeutic antibody product other than an Ebola Virus Therapeutic if such antibody was derived from blood or cell samples provided by STBTC after the Effective Date of this Agreement;

“Global Net Sales” for purposes hereof shall mean the total amount received by XBiotech from the sale of antibody products based on Jointly

Research Collaboration Agreement XBiotech USA / South Texas Blood & Tissue Center

[**]	Confidential Treatment requested. Omitted portions have been filed separately with the Securities and Exchange Commission.

CONFIDENTIAL

Developed Technology for any consideration, less allowances; trade, quantity or cash discounts; credits or allowances for returns or rejections; duties, tariffs, excise taxes or other charges levied by any governmental agency; and/or any legal charge that effectively reduces the per-unit sales price. For clarity, royalties payable to STBTC on Global Net Sales shall be payable to STBTC whether said sales are made by XBiotech or another third party.

E. The Parties agree to keep and maintain adequate, current, accurate, and authentic written records of all Jointly Developed Technology during the Term of this agreement and for a period of three (3) years thereafter, unless a longer period is required by federal law applicable to XBiotech, and to deliver such records upon written request to the other Party.

IV. Representations and Warranties.

A. STBTC represents and warrants:

1. All action on the part of STBTC necessary for the authorization, execution and delivery of this Agreement has been completed.

2. The execution and delivery of this Agreement and STBTC’s performance of its obligations hereunder does not conflict with any other agreement to which STBTC is a party.

3. STBTC is participating in the Project strictly for research purposes and will not use XBiotech Technology or STBTC biomaterials with XBiotech Technology in or for any human patient while performing the Project.

4. STBTC has, or will prior to the commencement of work on the Project, require its principal investigator(s), each individual employee assigned by STBTC to perform under this Agreement, and any and all independent contractors engaged to work on the Project (a) to fulfill the responsibilities encompassed within this Agreement and (b) to enter into a written agreement assigning all of their rights to Jointly Developed Technology and any intellectual property therein to XBiotech in a manner consistent with STBTC’s agreement to assign STBTC’s rights to XBiotech as set forth above.

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B. XBiotech represents and warrants:

1. All action on the part of XBiotech, its directors, and officers necessary for the authorization, execution and delivery of this Agreement has been completed.

2. The execution and delivery of this Agreement and XBiotech’s performance of its obligations hereunder does not conflict with any other agreement to which XBiotech is a party.

3. XBiotech will comply with all applicable human research subject protections required by applicable law and regulations in performance of this Agreement and the commercial development of all Jointly Developed Technology.

C. XBIOTECH EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, RELATIVE TO ANY XBIOTECH TECHNOLOGY OR ANY OTHER PRODUCT OR TECHNOLOGY UNDER THIS AGREEMENT, INCLUDING BY WAY OF EXAMPLE AND NOT BY LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMANCE TO SPECIFICATION, OR COMPLIANCE WITH ANY RULE OR REGULATION OF ANY AUTHORITY. NOTWITHSTANDING THE FOREGOING, XBIOTECH HAS SOLE RESPONSIBILITY FOR ANY PRODUCT, PLASMA, BLOOD OR CELL SAMPLE PROVIDED BY STBTC, INCLUDING WITHOUT LIMITATION RESPONSIBILITY FOR THE SHIPPING, STORAGE, DISTRIBUTION AND USE OF ANY PRODUCT, PLASMA, BLOOD OR CELL SAMPLE.

D. STBTC EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, RELATIVE TO ANY STBTC TECHNOLOGY OR ANY OTHER PRODUCT OR TECHNOLOGY UNDER THIS AGREEMENT, INCLUDING BY WAY OF EXAMPLE AND NOT BY LIMITATION, ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMANCE TO SPECIFICATION, OR COMPLIANCE WITH ANY RULE OR REGULATION OF ANY

Research Collaboration Agreement XBiotech USA / South Texas Blood & Tissue Center

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AUTHORITY. STBTC EXPRESSLY DOES NOT WARRANT ANY PRODUCT, PLASMA, BLOOD OR CELL SAMPLE PROVIDED TO XBIOTECH UNDER THIS AGREEMENT NOR DOES STBTC ASSURE, REPRESENT OR WARRANT TO XBIOTECH THAT ANY SUCH PRODUCT, PLASMA, BLOOD OR CELL SAMPLE WILL YIELD ANY ANTIBODIES FOR XBIOTECH’S PURPOSES.

V. Compensation and Expense Reimbursement

A. In consideration of the services provided to XBiotech by STBTC hereunder, XBiotech shall pay STBTC ten dollars ($10) per plasma sample and three hundred seventy five dollars ($375) for each single unit of whole blood delivered to XBiotech. Courier fees shall be included in the foregoing amount. XBiotech shall pay STBTC for such costs within thirty (30) days of receipt of an invoice for same. Furthermore, XBiotech agrees to pay interest on past due amounts at 18 percent per annum from the date the invoice becomes past due, until payment has been made. XBiotech shall not be responsible for any additional payment to STBTC including for reimbursement of any costs arising out of inspections or audits by officials of competent authorities. Notwithstanding such consideration as partial reimbursement for STBTC’s services, the Parties agree said consideration does not imply a work for hire relationship.

VI. Reports.

A. The Parties agree to keep and maintain adequate, current, accurate, and authentic written records of the results of their respective contribution in fulfillment of the Project, as described in Exhibit A, in sufficient detail and in accordance with good scientific research practices. Each Party agrees to promptly provide to the other Party written reports of the Project and the results obtained, in a timely manner.

VII. Term, Termination and Survival.

A. The term of this Agreement will begin on the Effective Date and will continue until the earlier of (i) final completion of the Project to be confirmed by written notice from the Party certifying that Party’s completion of the Project to the other Party, subject to the Party receiving the notice verifying to its reasonable satisfaction that Project deliverables have been received, or (ii) termination as provided in VIII.B (“Term”).

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B. Either Party may terminate this agreement prior to the completion of the Project, by giving at least thirty (30) days prior written notice to the other Party.

C. Upon any termination, all rights and duties of the Parties toward each other will cease except that Section III (Intellectual Property), Section VII (Reports), Section VIII (Term, Termination, and Survival), Section IX (Confidential Information), Section X (Indemnification and Insurance) and Section XI (Miscellaneous) will survive termination.

D. In the event that either Party commits a material breach or default of any of the terms or conditions of this Agreement, and the breaching Party fails to remedy that default or breach within thirty (30) days after receipt of written notice of such breach from the non-breaching Party, the Party giving notice may, at its option and in addition to any other remedies it may have in law or in equity, terminate this Agreement by sending written notice of termination to stop any work in progress as soon as it is practicable to do so.

VIII. Confidential Information.

A. “Confidential Information” means any non-public information of the disclosing Party that relates to the actual or anticipated business and/or products, research or development of such Party, its Affiliates or subsidiaries, or to that Party’s Affiliates’ or subsidiaries’ Intellectual Property, technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding such Party, its Affiliates’ or subsidiaries’ products or services and markets, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information, information relating to the employees, clients, suppliers and vendors of the Party or its Affiliates, any analysis, compilations, notes, data studies or other documents prepared by a Party or any of its Representatives containing any such furnished information or based, in whole or in part, upon any such furnished information, whether or not disclosed in writing or orally. Confidential Information need not be labeled or stamped as confidential. For purposes of this Agreement, (a) an “Affiliate” of a party shall include any entity that is controlled by, under common control of, or controls such party, and (b) “Representatives” means the attorneys, accountants, financial advisors, consultants and such Party’s directors, officers and employees of the Party or the Party’s Affiliates.

Research Collaboration Agreement XBiotech USA / South Texas Blood & Tissue Center

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Notwithstanding the foregoing, Confidential Information shall not include any such information which the receiving Party can establish (i) was publicly known or made generally available prior to the time of disclosure to the receiving Party; (ii) becomes publicly known or made generally available after disclosure to such Party through no wrongful action or inaction of the receiving Party or wrongful action or breach of confidentiality covenant of another person; or (iii) is in the rightful possession of the receiving Party, without confidentiality obligations, at the time of disclosure as shown by the receiving Party’s then-contemporaneous written records.

B. Non-use and Nondisclosure. Except with the prior written consent of the disclosing Party, during and after the Term of this Agreement, the receiving Party will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of the Confidential Information, and neither Party will (i) use Confidential Information for any purpose whatsoever other than as necessary for the performance of the Project, nor (ii) disclose Confidential Information to any third party without the prior written consent of an authorized representative of the disclosing Party, except that the receiving Party may disclose Confidential Information to its Representatives on a need-to-know basis for the purposes of assisting a party to perform the Project. The receiving Party may also disclose Confidential Information to the extent compelled by applicable law, or required to comply with a governmental regulation, or requested by a governmental authority or an accrediting organization or association; provided however, prior to such disclosure, such Party shall provide prior written notice to the disclosing Party and the Parties shall cooperate to decide on the process, terms and conditions to disclose Confidential Information responsive to the request by a governmental authority or accrediting organization. If a Party receives a subpoena, or other order seeking disclosure of Confidential Information, the Parties shall cooperate to decide on the process, terms and conditions to disclose Confidential Information responsive to the subpoena or order, which may include seeking a protective order or such similar confidential protection as may be available under applicable law. The Parties agree that no ownership of Confidential Information is conveyed by the disclosing Party to the receiving Party. Each Party agrees that the Parties obligations under this subsection shall continue after the termination of this Agreement. In the

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event of a conflict between this Section IX and a nondisclosure agreement signed by the Parties, this Section IX shall control. Notwithstanding anything herein or in the Mutual Non-Disclosure Agreement executed by and between the Parties dated effective October 30, 2014, XBiotech shall be free to use and disclose any of STBTC’s confidential information developed in the Project as required to commercially develop any Jointly Developed Technology in accordance with Section III.D of this Agreement.

IX. Indemnification and Insurance.

A. Subject to the limitations of Section C of this Article X, each Party shall defend, indemnify and hold harmless the other Party and its respective parent and subsidiary entities, Affiliates, directors, officers, members, employees and agents from and against any and all losses, claims, damages, demands, suits, liabilities, and expenses, including reasonable attorneys’ fees and costs incurred in connection therewith, arising as a result of (a) the indemnifying Party’s material breach of the representations or warranties set forth in this Agreement, (b) the negligence, gross negligence or willful misconduct of the indemnifying Party in performing its duties through employees, agents or contractors under this Agreement, or (c) any governmental investigation or proceeding initiated as a result of the indemnifying Party’s breach, misconduct or performance under this Agreement.

B. Each Party shall maintain in force at its sole cost and expense, with reputable insurance companies, insurance of types and amounts reasonably sufficient to protect against liability hereunder including product liability, professional liability and commercial general liability of at least $1 million per occurrence and $5 million in the aggregate; and at least statutory limits for workers compensation insurance (or program of self-insurance if permitted by applicable state law). Each Party shall provide the other party with a certificate(s) of insurance upon written request from the other Party

C. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS UNDER ANY CIRCUMSTANCE, INCLUDING BREACH OR FAILURE TO PERFORM A PARTY’S DUTY UNDER THIS AGREEMENT OR LOSS OF DATA.

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X. Miscellaneous.

A. Governing Law. The construction, interpretation, and performance of the obligations of this Agreement will be governed by the laws of the State of Texas without regard to conflict of law provisions. Any disputes under this Agreement shall be subject to the exclusive jurisdiction and venue of Texas state courts and the Federal courts located in Bexar County Texas, and the Parties hereby irrevocably consent to the personal jurisdiction and venue of these courts.

B. Notices. All notices required or permitted under this Agreement shall be delivered in person, by confirmed facsimile, by confirmed email or by certified mail, return receipt requested, postage prepaid, to the Party receiving notice in care of the Party’s authorized representative identified as the signatory to this Agreement at the Party’s address stated in this Agreement, or to such other address as the Party to receive notice may specify to the other Party by written notice pursuant to this paragraph. Notices shall be effective on personal delivery, confirmed receipt of the email or facsimile, or on the third business day following the date of mailing.

C. Assignment and Relationship of the Parties. Neither this Agreement, nor the rights or obligations of any Party hereto, may be assigned without the prior written consent of the other Party. Notwithstanding the foregoing, STBTC may assign this Agreement without XBiotech’s consent to an Affiliate of STBTC. This Agreement will inure to the benefit of, and be binding upon each of the heirs and permitted assigns and successors of the Parties. Each Party will perform under this Agreement solely as an independent contractor. Under no circumstances will any of a Party’s personnel be considered employees or agents of the other Party. Nothing in this Agreement grants either Party the right or authority to make commitments of any kind for the other, implied or otherwise, without the other Party’s prior written approval. This Agreement does not constitute or create, in any manner, a joint venture, partnership, or formal business organization of any kind.

D. Entire Agreement. This Agreement, including its Exhibits, constitutes the entire agreement between the Parties and supersedes all prior agreements and representations between the Parties hereto unless expressly stated otherwise in this Agreement. This Agreement may be

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amended or modified only in writing and duly signed by the Parties. If any provision of this Agreement shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

E. Equitable Relief. The Parties acknowledge that their remedies at law for any breach or threatened breach of this Agreement may be inadequate. Therefore, a Party shall be entitled to seek injunctive and other equitable relief restraining a Party from violating this Agreement, in addition to any other remedies that may be available to it under the law.

[signature page follows]

Research Collaboration Agreement XBiotech USA / South Texas Blood & Tissue Center

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

XBiotech			STBTC

By:	/s/ John Simard		By:	/s/ Linda Myers

	Name:	John Simard	Linda Myers, CEO

	Title:	CEO

Date:		January 9, 2015	Date:	January 9, 2015

Research Collaboration Agreement XBiotech USA / South Texas Blood & Tissue Center

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Exhibit A

I.	Protocol: Analysis of Whole Blood from Healthy Individuals to Discover Various Antibodies per Protocol 2010-PT016; VER: 1.8 of October 04, 2011 or as reasonably amended with mutual prior written agreement by the Parties.

Research Collaboration Agreement XBiotech USA / South Texas Blood & Tissue Center

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II. Protocol: 2014-PT028 Analysis of Whole Blood to Discover Antibodies to Ebola Virus From Individuals That Have Recovered From Infection (WIRB® Protocol #20142316)

Research Collaboration Agreement XBiotech USA / South Texas Blood & Tissue Center

Protocol No. 2014-PT028; VER: 1.0	1

STUDY TITLE:	Analysis of Whole Blood to Discover Antibodies to Ebola Virus (EBOV) From Individuals That Have Recovered From Infection

PROTOCOL NUMBER:	2014-PT028

PROTOCOL VERSION / DATE:	VER 1.0/ 11 November 2014

SPONSOR/INVESTIGATOR:	XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-2900

Michael Stecher, M.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-2998

STUDY SITE:	XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-2900

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Protocol No. 2014-PT028; VER: 1.0	2

TABLE OF CONTENTS

PROTOCOL SYNOPSIS			3

1	BACKGROUND		5

2	ELIGIBILITY CRITERIA		5

3	INFORMED CONSENT		5

4	DONOR SCREENING		6

5	SAMPLE COLLECTION		6

6	SAMPLE PROCESSING AND STORAGE		6

	6.1	DURATION OF SAMPLE STORAGE	6
	6.2	VIAL LABELING	7
	6.3	SAMPLE PREPARATION	7

7	DONOR PRIVACY AND CONFIDENTIALITY		7

	7.1	RECORD AND SAMPLE HANDLING	7
	7.2	ACCESS TO SAMPLES AND DONOR INFORMATION	8

8	USE OF BLOOD SAMPLES		8

	8.1	RESTRICTIONS ON SAMPLE USAGE AT THE INVESTIGATIVE SITE	8

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Protocol No. 2014-PT028; VER: 1.0	3

PROTOCOL SYNOPSIS

Study Title	Analysis of Whole Blood to Discover Antibodies to Ebola Virus From Individuals That Have Recovered From Infection

Sponsor	XBiotech USA, Inc.

Investigator/Study Center:	Michael Stecher, M.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-2998

Objectives	Primary Outcome Measures:

• To identify antibodies against Ebola virus surface proteins.

Secondary Objectives:

• To make B-cell cDNA libraries in order to isolate antibody sequences.

Study Rationale	Individuals that have been infected with Ebola virus and have successfully recovered may have antibodies against the virus. These antibodies could be used to develop an antiviral monoclonal antibody to treat infected individuals.

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Protocol No. 2014-PT028; VER: 1.0	4

Trial Design	This is a single center study. The study will be conducted at XBiotech USA, using samples provided by volunteers who have recovered from Ebola virus infection, and are currently non-contagious. Study participants must be willing to voluntarily consent to having their blood drawn for research purposes.

Prior to donation, volunteers will be required to sign an IRB-approved consent, and will be asked to complete an additional health questionnaire provided by XBiotech. If the participant meets inclusion and exclusion criteria, one unit (approximately 450 ml) of whole blood will be collected at South Texas Blood and Tissue Center (STBTC).

Selection Criteria for screening	Inclusion Criteria:

	1.	Male or female age > 18 years

	2.	Recovered from infection with Ebola virus and meeting the following criteria per WHO guidelines[1]:

		a.	28 days after their date of discharge

		b.	Clinically asymptomatic

		c.	Twice tested negative for EBOV RNA by PCR (tests should be separated by at least 48 hours)

	3.	Signed and dated institutional review board (IRB)- approved informed consent before any study specific procedures are performed

Exclusion Criteria:

	1.	History of bleeding disorders

	2.	Immunocompromised donors, including participants known to be infected with immunodeficiency virus (HIV) or acquired immune deficiency syndrome (AIDS)

	3.	Hematocrit <38% or platelet count <140 k/ul

Approximate Number of Participants	Up to 20

Analysis Methods	B-cells will be sorted and mRNA isolated from them will be used to prepare cDNA libraries.

[1]	World Health Organization. “Use of Convalescent Whole Blood or Plasma Collected from Patients Recovered from Ebola Virus Disease for Transfusion, as an Empirical Treatment during Outbreaks”. Version 1.0, September 2014. http://www.who.int/csr/resources/publications/ebola/convalescent-treatment/en/

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Protocol No. 2014-PT028; VER: 1.0	5

1	Background

Individuals that have been infected with Ebola virus and have successfully recovered may have antibodies against the virus. These antibodies could be used to develop an antiviral monoclonal antibody to treat infected individuals.

2	Eligibility Criteria

Inclusion Criteria:

1.	Male or female age > 18 years

2.	Recovered from infection with Ebola virus and meeting the following criteria per WHO guidelines:

a.	28 days after their date of discharge

b.	Clinically asymptomatic

c.	Twice tested negative for EBOV RNA by PCR (tests should be separated by at least 48 hours)

3.	Signed and dated institutional review board (IRB)- approved informed consent before any study specific procedures are performed

Exclusion Criteria:

1.	History of bleeding disorders

2.	Immunocompromised donors, including participants known to be infected with immunodeficiency virus (HIV) or acquired immune deficiency syndrome (AIDS)

3.	Hematocrit <38% or platelet count <140 k/ul

3	Informed Consent

A signed and dated IRB approved informed consent form will be obtained from each participant in accordance with HHS regulations noted in 45 CFR 46.116 prior to drawing the blood. Verbal explanation of the research study including study specific procedures and potential risks will be described in detail by the Investigator or designee. Study participants will have every opportunity to ask questions regarding his or her participation in the research study as detailed in the informed consent form. All questions and/or concerns will be addressed by the Investigator, or designee, to the satisfaction of the study participant. The original signed consent form will be maintained by the Sub-Investigator in a secure file at STBTC. A copy of the original signed consent form will be given to the study participant.

The Investigator/Sponsor will ensure that each study participant’s anonymity will be maintained in accordance with applicable laws. On study specific source documents submitted to the Investigator/Sponsor by STBTC, study participants will be identified by the Study Unit Identifier (STU) provided by South Texas Blood and Tissue Center.

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Protocol No. 2014-PT028; VER: 1.0	6

4	Donor Screening

Potential donors will be contacted by their treating physician. Travel to STBTC will be arranged by XBiotech. Potential donors will undergo a basic history and examination. EBOV infection and convalescence will be confirmed both through patient history, and review of hospital discharge laboratory results.

Data Collection:

Date of Collection		STU

Age		Gender

Date of Hospital Discharge		Weight

Temperature		Pulse

Blood Pressure		Hemoglobin and Platelet Count

EBOV RNA Result #1		Date

EBOV RNA Result #2		Date

Volume Collected		Type of anticoagulant

Start time		Stop time

Donor Reaction	Yes/No	Type of Reaction

Discharge Time		Discharge Pulse and Blood Pressure

This data collection form will be maintained in a secure file at STBTC along with de-identified copies of lab reports and/or hospital records. External reports will be re-labeled with the participants Study Unit Identifier (STU).

5	Sample Collection

Blood samples will be collected from study participants via venipuncture at South Texas Blood and Tissue Center in San Antonio, Texas.

6	Sample Processing and Storage

XBiotech personnel will receive the unit of whole blood for processing. B-cells will be isolated and sorted, and mRNA isolated from them will be used to prepare cDNA libraries.

6.1	Duration of Sample Storage

Blood samples retained at XBiotech may be stored indefinitely.

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Protocol No. 2014-PT028; VER: 1.0	7

6.2	Vial Labeling

Each sample will be labeled with a unique identifier, the “Study Unit Identifier” (STU). Scientists at XBiotech will only have access to the STU, and not to any other donor identifiers, in order to ensure a higher level of participant confidentiality. STBTC phlebotomists will label each sample according to their standard operating procedures. Any samples that have been separated into new containers or vials by scientists at XBiotech for storage or testing will also be labeled using the STU.

6.3	Sample Preparation

In order to determine if a patient is eligible to donate a unit of blood, 4 vials of blood will be drawn according to STBTC SOPs. Blood counts and infectious disease screening tests will be performed on these samples. If eligible, approximately 450 milliliters of blood will be collected from study participants in a CP2D (Citrate Phosphate Double Dextrose) bag at STBTC according to their SOPs. Peripheral blood mononuclear cells (PBMCs) from this sample will be isolated by XBiotech scientists, and RNA will be extracted. At this point, the sample can be flash frozen and stored at -80° Celsius for future testing. The plasma will be stored at -80°C freezer for further testing as well.

If necessary to isolate additional PBMCs, donors may be asked to donate a second unit of whole blood. If a second blood draw is requested, this should be scheduled at least 56 days after the initial unit of blood is drawn.

7	Donor Privacy and Confidentiality

The Investigator/Sponsor will ensure that each study participant’s anonymity will be maintained in accordance with applicable laws. On study specific source documents submitted to the Investigator/Sponsor by STBTC, study participants should not be identified by their full name rather by the specific unique identification number used by South Texas Blood and Tissue Center. Only XBiotech personnel authorized by the Principal Investigator will have direct access to the blood storage facilities and samples.

7.1	Record and Sample Handling

Blood samples arriving at XBiotech will be received and processed only by XBiotech personnel designated by the Principal Investigator. Samples received, stored, and tested by XBiotech employees will only be labeled with a Study Unit Identifier (STU). This number will be generated according to STBTC’s standard operating procedures. XBiotech will maintain a log of receipt and storage of samples, as well as a log of any testing and results. Study participants will be identified in these logs by their STU. The scientists at XBiotech will retain no other donor identifiers. All personal identifying information and demographics linked to a participant’s STU will be maintained and secured by STBTC according to their standard operating procedures. The subject’s original informed consent will be maintained in a secure file at STBTC. This document will only be available to the Principal Investigator, the Clinical Research Manager and any Clinical Research Associates designated to monitor the trial.

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Protocol No. 2014-PT028; VER: 1.0	8

All records pertaining to the identity of participants in this research study will be maintained as private and confidential. Personal identifying information will only be released with the express written permission of the blood donor or by IRB approval.

Blood samples and all records associated with blood samples will be labeled only with a numeric code (STU) that contains no donor personal identifiers. A link does exist between the participant’s name and the numeric code. This link is not available to staff managing samples at XBiotech.

7.2	Access to Samples and Donor Information

Only XBiotech personnel authorized by the Principal Investigator will have direct access to study participant’s samples and STU identification number. Other identifying information, such as the informed consent, will only be available to the Principal Investigator, Clinical Research Manager and any Clinical Research Associates designated to monitor the trial at STBTC. All other study participant identifiers will be retained by STBTC.

8	Use of Blood Samples

Blood samples received by XBiotech will only be used by researchers at XBiotech in IRB approved clinical trials or for R&D purposes.

8.1	Restrictions on Sample Usage at the Investigative Site

The Investigator/Sponsor, XBiotech, acknowledges that the conditions for use of this research material are governed by WIRB in accordance with Department of Health and Human Services regulations noted in 45 CFR 46. The Investigator/Sponsor agrees to comply fully with all such conditions and to report promptly to WIRB any proposed changes in the research project and any unanticipated problems involving risks to subjects or others. The Investigator/Sponsor remains subject to applicable State or local laws or regulations and institutional policies that provide additional protections for human subjects. This research material may only be used in accordance with the conditions stipulated by WIRB. Any additional use of this material requires prior review and approval by WIRB.

Confidential Property of XBiotech USA Inc.	November 11th, 2014

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	1

STUDY TITLE:	Analysis of Whole Blood from Healthy Individuals to Discover Various Antibodies

PROTOCOL NUMBER:	2010-PT016

PROTOCOL VERSION / DATE:	VER 1.9/ 21 February 2012

SPONSOR/INVESTIGATOR:	XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-5107

Michael Stecher, M.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-5107

Sushma Shivaswamy Ph.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-5107

Seema C Kumar, Ph.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-2926

STUDY SITE:	XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-5107

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	2

TABLE OF CONTENTS

PROTOCOL SYNOPSIS			3

1	BACKGROUND		6

2	ELIGIBILITY CRITERIA		6

3	INFORMED CONSENT		6

4	SAMPLE COLLECTION		7

5	SAMPLE PROCESSING AND STORAGE		7

	5.1	DURATION OF SAMPLE STORAGE	7
	5.2	VIAL LABELING	7
	5.3	SAMPLE PREPARATION	7

6	DONOR PRIVACY AND CONFIDENTIALITY		8

	6.1	RECORD AND SAMPLE HANDLING	8
	6.2	ACCESS TO SAMPLES AND DONOR INFORMATION	9

7	USE OF BLOOD SAMPLES		9

	7.1	DATA AVAILABLE WITH SAMPLES	9
	7.2	RESTRICTIONS ON SAMPLE USAGE AT THE INVESTIGATIVE SITE	9

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	3

PROTOCOL SYNOPSIS

Study Title	Analysis of Whole Blood from Healthy Individuals to Discover Various Antibodies

Sponsor	XBiotech USA, Inc.

Investigator/Study Center:	Michael Stecher, M.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-5107

Sushma Shivaswamy Ph.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-5107

Seema C Kumar, Ph.D.
XBiotech USA, Inc.
8201 E Riverside Drive
Building 4, Suite 100
Austin, Texas 78744 U.S.A.
Phone: 512-386-2926

Objectives	Primary Outcome Measures:

• To determine the frequency of antibodies to cytokines, or other antigens that may have a role in disease pathogenesis, in healthy individuals.

Secondary Objectives:

• To make B-cell cDNA libraries in order to isolate antibody sequences.

Study Rationale	A better understanding of the role of peripheral blood leukocytes (PBL) in healthy individuals may provide an opportunity to develop new therapies for inflammatory disease. Anti-inflammatory treatments each target the inflammatory process, but they lack specificity and are associated with a number of undesirable side effects. New biological drugs have emerged that have a greater degree of specificity, but the mechanism for action and long-term benefits remain unclear.

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	4

Trial Design	This is a single center study. The study will be conducted at XBiotech USA, using samples provided by South Texas Blood and Tissue Center (STBTC). The population will consist of up to 1200 healthy participants, accrued at approximately 100-150 per week. Study participants must be willing to voluntarily consent to having their blood drawn for research purposes.

Each study participant in Phase II will complete a medical history questionnaire and sign an IRB approved informed consent form prior to his or her participation in the study.

The study will consist of two phases; a phase I screening phase and a phase II follow up phase. During phase I, study participants (i.e., Blood donors) will be consented with South Texas Blood and Tissue Center’s standard informed consent and presented an additional reading material describing the trial and the two phases. Donors will be asked to read the study materials and will have a chance to ask questions regarding the study during their private time with a trained historian. Verbal informed consent to allow for additional screening of their residual blood samples will be obtained at this time. Donors who opt out will not have their samples screened. Screening samples will be drawn according to STBTC standard operating procedures and AABB (formerly American Association of Blood Banks) best practices. The residual volume, 2-3 ml of Na-EDTA Plasma will be stored at -65° Celsius pending the screening tests for infectious disease. Only samples negative for routine blood center blood-borne pathogen testing will be shipped to XBiotech. These samples will be shipped on dry ice via courier to XBiotech in weekly batches. Blood samples will be identified with a unique identification number to protect the identity of each study participant. Scientists at XBiotech will use these samples to test for the presence of various antibody patterns of interest. Based on the results from the initial screening blood collection, an additional study visit may be requested by the Sponsor. If an additional visit is requested, phase II will be initiated. Study participants in phase II will be contacted by phone and screened for eligibility by an NIH certified technician for eligibility in phase II. If they are found to be eligible, they will be asked to schedule a time to come in to STBTC to participate in phase II. At this point, they will be required to sign an IRB-approved consent, and (Phase II-a,) will be asked to complete an additional health questionnaire provided by XBiotech. If the participant meets inclusion and exclusion criteria, one unit of whole blood will be collected in a sodium citrate bag at STBTC according to STBTC’s standard operating procedures and will be stored and transported at 4° Celsius (Phase II-b). The sample should be collected early enough in the morning so that it can be shipped, and will arrive via courier at XBiotech within 4 hours of

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	5

being collected. Study participants should also be scheduled such that no more than one participant per any given day will be donating a unit of blood for testing.

Phase I
Inclusion Criteria:

	1.	Healthy male and female individuals between the ages of 18-70

	2.	Able to read and verbally agree to screening protocol

Phase II-a (Selection Criteria for Unit Blood Draw) Inclusion Criteria:

	3.	Signed and dated institutional review board (IRB)- approved informed consent before any study specific procedures are performed

	4.	Positive screen for antibody patterns of interest by fluorescent activated cell sorting (FACS) followed by ELISA

Exclusion Criteria:

	1.	History of bleeding disorders

	2.	Immunocompromised donors, including participants known to be infected with immunodeficiency virus (HIV) or acquired immune deficiency syndrome (AIDS)

	3.	History of viral diseases including hepatitis

	4.	Diagnosis of anemia

	5.	Use of Anticoagulants such as coumadin, heparin, plavix, or aspirin greater than 81 mg daily

	6.	Women who are pregnant or breastfeeding

Approximate Number of Participants	Up to 1200

Analysis Methods

Phase I -Plasma will be screened for the presence of various antibody patterns of interest. Analysis will involve the use of fluorescent activated cell sorting (FACS) and Enzyme-linked immunoadsorbant assays (ELISA), similar to technology used by blood centers today for testing blood components.

Phase II - B-cells will be sorted and mRNA isolated from them will be used to prepare cDNA libraries.

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	6

1	Background

A better understanding of the role of peripheral blood leukocytes (PBL) in healthy individuals may provide an opportunity to develop new therapies for inflammatory disease. Anti-inflammatory treatments each target the inflammatory process, but they lack specificity and are associated with a number of undesirable side effects. New biological drugs have emerged that have a greater degree of specificity, but the mechanism for action and long-term benefits remain unclear.

2	Eligibility Criteria

Phase I

Inclusion Criteria

1.	Healthy male and female individuals between the ages of 18-70

2.	Able to read and verbally agree to screening protocol

Phase II (Selection Criteria for Unit Blood Draw)

Inclusion Criteria

3.	Signed and dated institutional review board (IRB)- approved informed consent (Phase II) before any study specific procedures are performed

4.	Positive screen for antibody patterns of interest by fluorescent activated cells sorting (FACS) followed by ELISA

Phase II

Exclusion Criteria

1.	History of bleeding disorders

2.	Immunocompromised donors, including participants known to be infected with immunodeficiency virus (HIV) or acquired immune deficiency syndrome (AIDS)

3.	History of viral disease including hepatitis

4.	Diagnosis of anemia

5.	Use of Anticoagulants such as coumadin, heparin, plavix, or aspirin greater than 81 mg daily

6.	Women who are pregnant or breastfeeding

3	Informed Consent

In Phase I of the study, verbal informed consent will be obtained prior to screening the donor’s blood for antibody patterns of interest. In Phase II of the study, a signed and dated IRB approved informed consent form will be obtained from each participant in accordance with HHS regulations noted in 45 CFR 46.116 prior to drawing the unit of whole blood. Verbal explanation of the research study including study specific procedures and potential risks will be described in detail by the Investigator or designee. Study participants will have every opportunity to ask questions regarding his or her participation in the research study as detailed in the informed consent form. All questions and/or concerns will be addressed by the Investigator, or designee, to the satisfaction of

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	7

the study participant. The original signed consent form along with study specific source documents will be maintained by the Sub-Investigator in a secure file at STBTC. A copy of the original signed consent form will be given to the study participant.

The Investigator/Sponsor will ensure that each study participant’s anonymity will be maintained in accordance with applicable laws. On study specific source documents submitted to the Investigator/Sponsor by STBTC, study participants will be identified by the Study Unit Identifier (STU) provided by South Texas Blood and Tissue Center.

4	Sample Collection

Blood samples will be collected from study participants via venipuncture at South Texas Blood and Tissue Center in San Antonio, Texas.

5	Sample Processing and Storage

Screening samples will be processed and stored at STBTC according to their standard operating procedures. The residual plasma will be screened for the presence or absence of anti-cytokine antibodies at XBiotech. Analysis will involve the use of fluorescent activated cell sorting (FACS) and Enzyme-linked immunoadsorbant assays (ELISA). B-cells from the additional unit of whole blood will be sorted, and mRNA isolated from them will be used to prepare cDNA libraries.

5.1	Duration of Sample Storage

Blood samples retained at XBiotech may be stored indefinitely.

5.2	Vial Labeling

Phase I:

Each sample will be labeled with a study specific unique identification number. The number that will be used is a “Study Unit Identifier” (STU). Scientists at XBiotech will only have access to the STU, and not to any other donor identifiers, in order to ensure a higher level of participant confidentiality. STBTC phlebotomists will label each sample according to their standard operating procedures. Any samples that have been separated into new containers or vials by scientists at XBiotech for storage or testing will also be labeled using the STU.

5.3	Sample Preparation

Phase I:

Samples for initial screening will be drawn according to STBTC standard operating procedures. The residual volume, 2-3 ml of Na-EDTA Plasma will be stored at -65° Celsius pending the screening tests for infections disease. Only those samples that are negative for blood-borne pathogens will be shipped to XBiotech. These samples will be shipped on dry ice via courier to XBiotech in weekly batches. Scientists at XBiotech will use these samples to test for the presence of various antibody patterns of interest using a FACS followed by a proprietary ELISA.

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	8

Phase II:

For study participants in Phase I who screen positive for antibody patterns of interest, one unit of whole blood will be collected in a sodium citrate bag at STBTC and will be stored and transported at 4° Celsius. The sample should be collected early enough in the morning so that it can be shipped, and will arrive via courier at XBiotech within four hours of being collected. Study participants should also be scheduled such that no more than one participant per any given day will be donating a unit of blood for testing. Once received, peripheral blood mononuclear cells (PBMCs) from this sample will be isolated, and RNA will be extracted. At this point, the sample can be flash frozen and stored at -80° Celsius for future testing. The plasma will be stored at -80°C freezer for further testing as well.

6	Donor Privacy and Confidentiality

The Investigator/Sponsor will ensure that each study participant’s anonymity will be maintained in accordance with applicable laws. On study specific source documents submitted to the Investigator/Sponsor by STBTC, study participants should not be identified by their full name rather by the specific unique identification number used by South Texas Blood and Tissue Center. Only XBiotech personnel authorized by the Principal Investigator will have direct access to the blood storage facilities and samples.

6.1	Record and Sample Handling

Blood samples arriving at XBiotech, both screening (Phase I) and units of whole blood (Phase II), will be received and processed only by XBiotech personnel designated by the Principal Investigator. Samples received, stored, and tested by XBiotech employees will only be labeled with a Study Unit Identifier (STU). This number will be generated according to STBTC’s standard operating procedures. XBiotech will maintain a log of receipt and storage of samples, as well as a log of any testing and results. Study participants will be identified in these logs by their STU. The scientists at XBiotech will retain no other donor identifiers. For study participants identified from screening as candidates for donation of a unit of whole blood, XBiotech will request this donation from STBTC using the STU. These participants will be contacted by STBTC. All personal identifying information and demographics linked to a participant’s STU will be maintained and secured by STBTC according to their standard operating procedures. The subject’s original informed consent will be maintained in a secure file at STBTC. This document will only be available to the Principal Investigator, the Clinical Research Manager and any Clinical Research Associates designated to monitor the trial.

All records pertaining to the identity of participants in this research study will be maintained as private and confidential. Personal identifying information will only be released with the express written permission of the blood donor or by IRB approval.

Blood samples and all records associated with blood samples will be labeled only with a numeric code (STU) that contains no donor personal identifiers. A link does exist between the participant’s name and the numeric code. This link is not available to staff managing samples at XBiotech.

Confidential Property of XBiotech USA Inc. Protocol No. 2010-PT016; VER: 1.9 21 February 2012	9

6.2	Access to Samples and Donor Information

Only XBiotech personnel authorized by the Principal Investigator will have direct access to study participant’s samples and STU identification number. Other identifying information, such as the informed consent, will only be available to the Principal Investigator, Clinical Research Manager and any Clinical Research Associates designated to monitor the trial at STBTC. All other study participant identifiers will be retained by STBTC.

7	Use of Blood Samples

Blood samples received by XBiotech will only be used by researchers at XBiotech in IRB approved clinical trials or for R&D purposes.

7.1	Data Available With Samples

Samples provided by STBTC, in addition to a unique identifier (STU), will be accompanied by a report detailing the presence or absence of blood-borne pathogens.

7.2	Restrictions on Sample Usage at the Investigative Site

The Investigator/Sponsor, XBiotech, acknowledges that the conditions for use of this research material are governed by WIRB in accordance with Department of Health and Human Services regulations noted in 45 CFR 46. The Investigator/Sponsor agrees to comply fully with all such conditions and to report promptly to WIRB any proposed changes in the research project and any unanticipated problems involving risks to subjects or others. The Investigator/Sponsor remains subject to applicable State or local laws or regulations and institutional policies that provide additional protections for human subjects. This research material may only be used in accordance with the conditions stipulated by WIRB. Any additional use of this material requires prior review and approval by WIRB.